AMENDMENT NO. 9 TO RIGHTS AGREEMENT

Amendment No. 9, dated as of March 19, 2009 ("Amendment No. 9"), to the Rights Agreement dated as of March 9, 1999, as amended as of June 9, 1999, April 7, 2000, October 26, 2000, February 21, 2001, February 28, 2002, September 18, 2002, December 13, 2004 and March 14, 2007 (the "Rights Agreement"), between Merrimac Industries, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent entered into the Rights Agreement; and

     WHEREAS, the Board of Directors of the Company, in accordance with Section 27 of the Rights Agreement, deems it desirable and in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

         (a) For purposes of this Amendment No. 9, capitalized terms used herein and not otherwise defined shall have the meanings indicated in the Rights Agreement. Each reference to "hereof", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall refer to the Rights Agreement as amended hereby.

SECTION 2.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

The text of Section 7(b)(i) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“the close of business of December 31, 2009 (the “Final Expiration Date”),”.

SECTION 3.  FORM OF RIGHT CERTIFICATE

Exhibit A to the Rights Agreement (Form of Right Certificate) is hereby amended by replacing each occurrence of the text “March 19, 2009” therein with the text “December 31, 2009”.

SECTION 4. BENEFITS OF THIS AGREEMENT. Nothing in this Amendment No. 9 shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights any legal or equitable right, remedy or claim under this Amendment No. 9, but this Amendment No. 9 shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.

SECTION 5. SEVERABILITY. If any term, provision or restriction of this Amendment No. 9 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions of this Amendment No. 9 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 6. GOVERNING LAW. This Amendment No. 9 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

SECTION 7. COUNTERPARTS. This Amendment No. 9 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 8. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment No. 9 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 9. RIGHTS AGREEMENT AS AMENDED. This Amendment No. 9 shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to be duly executed and attested, all as of the day and year first above written.

MERRIMAC INDUSTRIES, INC.

By:	/s/ Mason N. Carter
Name: Mason N. Carter
Title: Chairman, President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Rights Agent

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President